Instructions for Completing the Application for Guaranteed Insurance

Application Form #AXA301-01 (or state variations)
To be used for One Owner-Multiple Insureds

Prior to completing and submitting this application, an approved Guaranteed Issue Agreement letter must be obtained from the Underwriting/Guaranteed Issue Unit at the appropriate Operations Center.

How to Request Guaranteed Issue (GI) Underwriting

1. To request GI underwriting, the Financial Professional (FP) must submit a completed GI checklist and Census form AXA301-03 to the Underwriting/Guaranteed Issue Unit, at the appropriate Operations Center for review and approval before applications are taken.
2. If approved, a Guaranteed Issue Agreement letter discussing case specifics, processing instructions and a Guaranteed Issue Offer Number will be sent to the FP for acceptance.
3. The employer and FP must sign the Guaranteed Issue Agreement Letter and return it to the Underwriting/ Guaranteed Issue Unit, prior to submitting any applications. The FP will then be advised when applications may be taken.

See FB No. 07-427 or AD 07-097 for updated Guaranteed Issue Guidelines and for additional contact information.

Submission of Applications

The following forms must be completed and submitted to the appropriate Operations Center without any premium payments. The Operations Center will advise when premium payments may be accepted. Please print all answers in ink. If you need additional copies of the Census Form or Consent to Insurance Form, please photocopy.

1. Application for Guaranteed Issue Life Insurance — please refer to the Product Guide for specific instructions. Note:
   - For IL COLI 04, complete section 4.b. Life Insurance Qualification Test — the default will be the Cash Value Accumulation Test if no election is specified.
   - For IL 06, complete section 4.d. with any optional riders elected.
   - For IL Legacy, Athena UL-ESLI, Athena UL-LPR and Athena UL-DB complete section 4.b. Life Insurance Qualification Test (the default will be the Guideline Premium Test if no election is specified) and section 4.d. with any optional riders elected.
2. Consent to Insurance Application Supplement
   - A separate consent form must be completed and signed by each proposed insured.
   - Ensure that all questions are answered, including the tobacco and actively-at-work questions.
3. Census Form
4. Financial Professional's Report
   - Must indicate Guaranteed Issue Offer # in section 2.
5. Mandatory procedures must be followed for all EOLI (Employer Owned Life Insurance) sales — see FB 06-377, FB 06-541 and FB 07-061 or AD 07-017. EOLI cases will not be issued unless the Acknowledgement of Disclosure Form is received at the Operations Center.

Application For Guaranteed Issue Life Insurance To:

☐ AXA EQUITABLE LIFE INSURANCE COMPANY
☐ MONY Life Insurance Company of America (MLOA)
which is hereinafter referred to as "the Company."
Home Office: 1290 Avenue of the Americas, New York, NY 10104

Instructions: To be used for One Owner-Multiple Insureds. This application consists of three sections.
i. Application for Guaranteed Issue Life Insurance. ii. Consent to Insurance Application Supplement. iii. Census Form. Each form must be completed and submitted. Please print all answers in ink. If you need additional copies of the Census Form or Consent to Insurance Form please photocopy.

1. OWNER & BENEFICIARY DESIGNATION (if same as Owner)

Name (Give name and title of company authorized representatives, if applicable.)

Mailing/Billing Address

City State Zip Code

Business Address

City State Zip Code

(_____) ________________ (_____) ________________
Phone Number Fax Number

____
Taxpayer ID Number

2. BENEFICIARY (if other than Owner)

Name Relationship to Proposed Insured

3. PROPOSED INSUREDS & AMOUNT OF INSURANCE

See Census Form(s) attached

4. PLAN DESCRIPTION

a. Plan ________________
b. Life Insurance Qualification Test: (For UL or VUL)
☐ Guideline Premium Test
☐ Cash Value Accumulation Test
c. Dividend Election ________________
d. Optional Benefits: ________________
e. ☐ Unisex
f. Requested Register Date ___/___/___

5. PREMIUM PAYMENT MODE (Check type and frequency)

☐ Statement Billing:
☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly

☐ Individual Billing:
☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly

6. FOR VARIABLE LIFE INSURANCE ONLY
a. Initial Allocations to Investment Options* Consult prospectus for investment option information including initial allocation date.

(Whole Percentages Only)

	For Premiums	For Deductions
Guaranteed Interest Account	%	%
AXA Aggressive Allocation	%	%
AXA Conservative Allocation	%	%
AXA Conservative-Plus Allocation	%	%
AXA Moderate Allocation	%	%
AXA Moderate-Plus Allocation	%	%
EQ/AllianceBernstein Common Stock	%	%
EQ/AllianceBernstein Intermediate Gov't Securities	%	%
EQ/AllianceBernstein International	%	%
EQ/AllianceBernstein Large Cap Growth	%	%
EQ/AllianceBernstein Quality Bond	%	%
EQ/AllianceBernstein Small Cap Growth	%	%
EQ/AllianceBernstein Value	%	%
EQ/BlackRock Basic Value Equity	%	%
EQ/BlackRock International Value	%	%
EQ/Capital Guardian Research	%	%
EQ/Equity 500 Index	%	%
EQ/Evergreen International Bond	%	%
EQ/Evergreen Omega	%	%
EQ/FI Mid Cap	%	%
EQ/JPMorgan Value Opportunities	%	%
EQ/Large Cap Core PLUS	%	%
EQ/Large Cap Growth PLUS	%	%
EQ/Lord Abbett Mid Cap Value	%	%
EQ/Marsico Focus	%	%
EQ/Mid Cap Value PLUS	%	%
EQ/Money Market	%	%

(Whole Percentages Only)

	For Premiums	For Deductions
EQ/Small Company Index	%	%
EQ/T. Rowe Price Growth Stock	%	%
EQ/Van Kampen Emerging Markets Equity	%	%
EQ/Van Kampen Real Estate	%	%
Fidelity VIP Asset Manager: Growth	%	%
Fidelity VIP Contrafund	%	%
Fidelity VIP Equity-Income	%	%
Fidelity VIP Growth & Income	%	%
Fidelity VIP High Income	%	%
Fidelity VIP Investment Grade Bond	%	%
Fidelity VIP Mid Cap	%	%
Fidelity VIP Value	%	%
Fidelity VIP Value Strategies	%	%
Multimanager Aggressive Equity	%	%
Multimanager Core Bond	%	%
Multimanager Health Care	%	%
Multimanager High Yield	%	%
Multimanager Mid Cap Value	%	%
Multimanager Technology	%	%
Natural Resources	%	%
Target 2015 Allocation	%	%
Target 2025 Allocation	%	%
Target 2035 Allocation	%	%
Target 2045 Allocation	%	%
TOTAL	100%	100%

* Your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to Guaranteed Interest) will be to the Money Market Division. Consult the prospectus for investment option information.

b. SUITABILITY and VLI DISCLOSURE

i. Have you, the Proposed Insured or the Owner, if other than the Proposed Insured, received:

(1) a prospectus for policy(ies) applied for? . . . . ☐ Yes ☐ No

Date of prospectus ___/___/___; Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

(2) a prospectus for the designated investment company(ies)? . . . . ☐ Yes ☐ No

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

(3) any other prospectus not included above? . . . . ☐ Yes ☐ No

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

Date of prospectus ___/___/___. Date of any supplement(s) ___/___/___; ___/___/___; ___/___/___.

ii. Do you understand that (i) policy values reflect certain deductions and charges and may increase or decrease depending on credited interest for Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? . . . . ☐ Yes ☐ No

iii. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? . . . . ☐ Yes ☐ No

7. REPLACEMENT

Will any existing life insurance or annuity contract be replaced or changed (or has it been) assuming the insurance applied for will be issued? . . . . ☐ Yes ☐ No

(If "Yes" state name of Company, Policy and Face Amount in Special Instructions below and indicate which Proposed Insured's coverage is being replaced.)

8. SPECIAL INSTRUCTIONS

____

____

____

9. TAXPAYER I.D. NUMBER CERTIFICATION

I, the proposed policyowner, by my signature below, certify under penalties of perjury that (i) the number shown in question 1 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (ii) I am not subject to backup withholding because (a) ☐ I am exempt from backup withholding, or (b) ☐ I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) ☐ the IRS has notified me that I am no longer subject to backup withholding, and (iii) ☐ I am a U.S. person (Person includes U.S. Corporation, Partnership, or Trust established under the laws of a State of the United States).

Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here	Signature of U.S. Person/ Authorized Representative ► Policyowner	Date ►

AGREEMENT. Each signer of this application agrees that:

(1). The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. AXA Equitable/MLOA may rely on them in acting on this application.

(2). No insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person(s) proposed for insurance is (are) living; (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed.

(3). No financial professional or medical examiner has authority to modify this Agreement, nor to waive any of AXA Equitable's/MLOA's rights or requirements. AXA Equitable/MLOA shall not be bound by any information unless it is stated in this Application.

For VLI: Illustrations of benefits, including death benefits, policy values and cash surrender values, are available on request.

Any person who knowingly and with intent to defraud any insurance company files an application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or federal law.

X

Dated at City, State | Signature of Owner(s) or Authorized Representative

X

Date | Signature of Financial Professional

CONSENT TO INSURANCE

Proposed Insured to Complete

Consent to Insurance to:
☐ AXA Equitable Life Insurance Company
☐ MONY Life Insurance Company of America
which will sometimes hereinafter be referred to as "the Company."

I, ______________________________ consent to the Company issuing a life insurance policy on my life
Name of Proposed Insured
for the initial face amount of $ ______________ which will be owned by ______________________. I understand that
(Insert Amount) Name of Owner
the Owner will designate the beneficiary and I have no right to name or change a beneficiary.

Business Address ____
Number Street Floor

____
City State Zip Code

U.S. Citizen? ☐ Yes ☐ No If No, Country ______________________ U.S. Visa # ______________

U.S. Driver's License # ______________________ and State of Issue ______________

Passport # ______________________ (required for non-U.S. citizens or if U.S. Driver's License is not available)

Are you, the Proposed Insured, either: (1) A senior military, governmental, or political official in a non-U.S. country, or (2) Closely associated with or an immediate family member of such official? ☐ Yes ☐ No If Yes, identify the name of the official, office held and country.

____

____

UNDERWRITING QUESTIONS

1. During the previous 3 months has the Proposed Insured engaged in active full-time employment (at least 30 hours per week in a normal capacity and, in particular, not been hospitalized or absent from work due to illness or accident for more than 5 consecutive working days)? ☐ Yes ☐ No
(If No, give details below.)
2. Was the Proposed Insured actively at work on the date this consent form was signed? ☐ Yes ☐ No
3. Has the Proposed Insured used any tobacco products within the last 12 months? ☐ Yes ☐ No
4. Details ____

____

AGREEMENT

The information provided on this form is true, correct and complete to the best of my knowledge and belief. I agree that such statements and answers shall be part of the application for insurance or request for policy change or reinstatement, as the case may be. The Company may rely on them in acting on the application or on the request for the policy change or reinstatement.

Any person who knowingly and with intent to defraud any insurance company files an application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or federal law.

______________________ ____________ ______________________________
Signature of Proposed Insured Date Residence Address: Number Street

____
City State Zip Code

(Note: Please photocopy if additional copies of this form are needed.)

Census Form to:

☐ **AXA** Equitable Life Insurance Company
☐ MONY Life Insurance Company of America (MLOA)
which is hereinafter referred to as "the Company."
(Note: Please photocopy if additional copies of this form are needed.)

Name of Owner of Policies ______________________________

Census for Application Number ____________________ Dated ______________

Proposed Insured's Name	Job Title	Date of Birth	State of Residence	Sex	Annual Salary	Initial Face Amount	Initial Premium Payment	Periodic Premium Payment	Social Security Number	Death Benefit Option A or B

Any person who knowingly and with intent to defraud any insurance company files an application or statement of claim containing any materially false, misleading or incomplete information is guilty of a crime which may be punishable under state or federal law.

Census Confirmed and Authorized by: ______________________________ ______________________ Title of Person Signing: ____________________ Date: ______________
Signature Print Name

FINANCIAL PROFESSIONAL'S REPORT *(Please print in ink.)*

1. Business Insurance

(1) Is the owner a member or an associated person of a member of the National Association of Securities Dealers, Inc. (NASD)? ☐ Yes ☐ No

(2) Persons authorized to transact business on behalf of Owner:

Name: ______________________ Title: ______________________

Name: ______________________ Title: ______________________

Name: ______________________ Title: ______________________

(3) Total Assets (as of last fiscal quarter): $ ______________________
If the answer to Question 3 above is less than $50 million, please answer (a) and (b) below.

(a) Net Income (last fiscal quarter): ☐ less than $500,000 ☐ $501,000–2 million ☐ $2 million–5 million ☐ $5 million–10 million ☐ $10 million +

(a) Net Worth (last fiscal quarter): ☐ less than 0 ☐ $0–500,000 ☐ $501,000–2 million ☐ $2 million–5 million ☐ $5 million–10 million ☐ 10 million +

(4) Purpose ☐ Key Person ☐ Buy-Out Funding ☐ Deferred Comp. ☐ Salary Continuation ☐ Executive Bonus ☐ Overhead Expense ☐ Qualified Retirement Plan ☐ Investment/Savings ☐ 401(K) Plan ☐ 125 Cafeteria Plan ☐ (Other)

(5) Type of Business ☐ Manufacturing ☐ Wholesale ☐ Transportation ☐ Agriculture ☐ Construction ☐ Service ☐ Professional Service ☐ Mining ☐ Retail ☐ Financial, Real Estate ☐ Insurance ☐ (Other)

(6) No. of Employees ☐ 10–24 ☐ 25–49 ☐ 50–99 ☐ 100–499 ☐ 500+

2. Remarks/Other Pertinent Information ☐ Concurrent Application ☐ GI Offer # ______________
(this # is provided in the GI Offer Letter)

Did you (i) verify the identity of the Policyowner by reviewing certified articles of incorporation, a business license, a partnership agreement or a trust instrument, and (ii) inquire about the source of the customer's assets and income? Yes ________ *(If no, sales associate must contact Branch Controls Person.)*

Did you confirm that the Proposed Insured responded to the question on the Consent to Insurance Form pertaining to foreign military, government, or political affiliation. Yes ________ *(If no, sales associate must contact Branch Controls person.)*

3. Compensation:
Choose one of the two options below:
(a) ☐ Premium Based Compensation
(b) ☐ Asset Based Compensation*

If neither a. nor b. is checked, the default compensation will be b. (Asset Based Compensation).
*Available only for Incentive Life and Incentive Life COLI.
Note: Only Asset Based Compensation is available for IL COLI '04

4.

Financial Professional(s) Name(s)	Last Init.	Financial Professional Number	%	NMD to check: 4 [Do not prepay or annualize commissions]	NMD to check: 5 [Prepay or annualize commissions]
Service Financial Professional		| | | | |			
		| | | | |			
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5. Will any existing insurance or annuity be replaced or changed (or has it been) assuming the insurance applied for will be issued? . . . ☐ Yes ☐ No

6. I certify that I have asked and recorded completely and accurately the answers to all questions on the Application for Guaranteed Issue Life Insurance and I know of nothing that has not been recorded herein.

Registered Representative's Signature ______________________ Date ______________

Print Name ______________________

OFFICE USE

NOC Rec'd